LIBERATOR, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

		WES				Adjusted
	Liberator, Inc.	Consulting, Inc.	Combined	Pro Forma		ProForma
	June 30, 2009	June 30, 2009	Totals	Adjustments	AE	Totals
		(Unaudited)
ASSETS
Current Assets:
Cash	$1,815,633	$4,213	$1,819,846	$-		$1,819,846
Accounts receivable	346,430		346,430			346,430
Inventories	700,403		700,403			700,403
Prepaid Expenses	95,891	-	95,891	-		95,891
Total Current Assets	2,958,357	4,213	2,962,570	-		2,962,570
Property and Equipment, net	1,135,517	475	1,135,992	-		1,135,992

TOTAL ASSETS	$4,093,874	$4,688	$4,098,562	$-		$4,098,562

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,247,845	$-	$2,247,845	$-		$2,247,845
Accrued compensation	154,994	-	154,994	-		154,994
Accrued expenses	145,793	-	145,793	-		145,793
Revolving line of credit	171,433	-	171,433	-		171,433
Current long-term debt	145,481	31,382	176,863	(31,382)	1	145,481
Credit card advance	198,935	-	198,935	-		198,935
Total Current Liabilities	3,064,481	31,382	3,095,863	(31,382)		3,064,481
Long-term liabilities:
Note payable -equipment	72,812	-	72,812	-		72,812
Lease payable	225,032	-	225,032	-		225,032
Note payable -related	125,948	-	125,948	-		125,948
Convertible note payable	285,750	-	285,750	-		285,750
Unsecured lines of credit	124,989	-	124,989	-		124,989
Deferred rent payable	356,308	-	356,308	-		356,308
Less: current portion	(145,481)	-	(145,481)	-		(145,481)
Total long-term liabilities	1,045,358	-	1,045,358	-		1,045,358
Total Liabilities	4,109,839	31,382	4,141,221	(31,382)		4,109,839

Stockholders' Equity:
Preferred Stock	430	-	430	-		430
Common Stock	6,093	12,050	18,143	609,330	2	611,660
				(19,440)	3
				3,627	4
Additional Paid-in Capital	5,286,970	1,487	5,288,457	31,382	1	4,726,322
				(609,330)	2
				19,440	3
				(3,627)	4
Accumulated Deficit	(5,309,458)	(40,231)	(5,349,689)	-		(5,349,689)

Total Stockholders' Deficit	(15,965)	(26,694)	(42,659)	31,382		(11,277)

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY (DEFICIT)	$4,093,874	$4,688	$4,098,562	$-		$4,098,562

1	To record gain on forgiveness of debt which occurred on August 11, 2009.
2	To record issuance of 60,932,981 shares of common stock to acquire 100% of the common shares of Liberator, Inc. at $0.01 per share.
3	To cancel 972,000 shares of common stock owned by Liberator, Inc.
4	To reflect increase in par value from $.0001 per share to $.01 per share.

LIBERATOR, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

		WES Consulting
	Liberator, Inc.	Inc.				Pro-Forma
	For the Year	For the Year				Adjusted
	Ended	Ended	Combined	Pro Forma		Combined
	June 30, 2009	June 30, 2009	Totals	Adjustments	AJE	Totals
		(Unaudited)

REVENUES	$10,260,552	$69,300	$10,329,852	$-		$10,329,852
COST OF SALES	7,144,108	-	7,144,108	-		7,144,108

GROSS PROFIT	3,116,444	69,300	3,185,744	-		3,185,744

OPERATING EXPENSES

Advertising and Promotion	864,690	-	864,690	-		864,690
Other Selling and Marketing	1,201,054	-	1,201,054	-		1,201,054
General and Administrative	1,781,352	92,732	1,874,084	-		1,874,084
Depreciation	270,217	569	270,786	-		270,786

Total Costs and Expenses	4,117,313	93,301	4,210,614	-		4,210,614

OPERATING LOSS	(1,000,869)	(24,001)	(1,024,870)	-		(1,024,870)

OTHER INCOME (EXPENSE)

Interest Income	1,980	-	1,980	-		1,980
Interest Expense	(482,598)		(482,598)			(482,598)
Expenses related to reverse acquisition of Remark	(2,273,495)	-	(2,273,495)	-		(2,273,495)

Total Other Income (Expense)	(2,754,113)	-	(2,754,113)	-		(2,754,113)

Loss Before Taxes	(3,754,982)	(24,001)	(3,778,983)	-		(3,778,983)

INCOME TAX PROVISION (BENEFIT)	-	-	-	-		-

NET LOSS	$(3,754,982)	$(24,001)	$(3,778,983)	$-		$(3,778,983)

WES Consulting, Inc.
Notes to Pro Forma Consolidated Financial Statements
June 30, 2009

NOTE 1 - Summary of Transaction

On October 19, 2009, WES Consulting, Inc. (the “Company”) completed a stock exchange with Liberator Inc., a Nevada corporation (“Liberator”).  The Company exchanged all of the issued and outstanding shares of Liberator for shares of the Company.  Liberator is now a wholly-owned subsidiary of the Company.

NOTE 2 - Management Assumptions

The pro forma balance sheet and statements of operations assumes that the entities were together at the beginning of the year ended June 30, 2009.

The pro forma balance sheets assume that through the issuance of 60,932,981 shares of common stock, the Company acquires all of outstanding shares of Liberator.

The proforma statements of operations assume that the Company’s revenues and expenses have been combined with Liberator’s at the beginning of the year ended June 30, 2009.

NOTE 3 – Pro forma Adjusting Entries

1.	To record gain on forgiveness of debt which occurred on August 11, 2009.
2.	To record issuance of 60,932,981 shares of common stock to acquire 100% of the common shares of Liberator, Inc. at $0.01 per share.
3.	To cancel 972,000 shares of common stock owned by Liberator, Inc.
4.	To reflect increase in par value from $.0001 per share to $.01 per share.